UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange
Act of 1934
June 11, 2001
------------------
(Date of earliest event reported)


LABORATORY CORPORATION OF AMERICA HOLDINGS
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(Exact name of registrant as specified in its charter)


   DELAWARE                1-11353             13-3757370
 --------------          -----------         --------------
(State or other         (Commission          (IRS Employer
jurisdiction of         File Number)         Identification
incorporation)                                   Number)


358 SOUTH MAIN STREET, BURLINGTON, NORTH CAROLINA 27215
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(Address of principal executive offices)

336-229-1127
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(Registrant's telephone number, including area code)




ITEM 5. OTHER EVENTS

     On April 23, 2001, the Board of Directors approved a two-for-one stock split to be effected in the form of a 100% stock dividend, subject to shareholder approval of an amendment to the Company's restated certificate of incorporation to increase the number of common shares authorized from 52 million shares to 265 million shares. On May 24, 2001, the shareholders approved the amendment to the restated certificate of incorporation. See
Exhibit 3.1 for the Company's restated certificate of incorporation.

     On June 11, 2001, Laboratory Corporation of America-registered trademark-Holdings effected the two-for-one stock split through the issuance of a stock dividend of one new share of common stock for each share of common stock held by shareholders of record on June 4, 2001.

ITEM 7. (c)   Exhibits

3.1 Restated certificate of incorporation of Laboratory Corporation of America Holdings

99.1 Laboratory Corporation of America Holdings selected historical financial data (restated to reflect the two-for-one stock split effective
June 11, 2001)


SIGNATURES

Pursuant to the requirements of the Securities and Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

          LABORATORY CORPORATION OF AMERICA HOLDINGS
          ------------------------------------------
                        (Registrant)

               By:/s/ BRADFORD T. SMITH
                  ----------------------------------
                      Bradford T. Smith
                      Executive Vice President,
                      General Counsel, Secretary
                      and Compliance Officer



Date: June 11, 2001